Exhibit 10.42


                            STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (the "Agreement") is entered into as of the 28th day of October, 1997 by and between Farr Company, a Delaware corporation ("Purchaser"), and Jimmy Cherry ("Cherry") and Michael Skocz ("Skocz"), the two individuals who own all of the issued and outstanding capital stock of Metalcraft Air Filtration, Inc. a North Carolina corporation (the "Company").

     WHEREAS, Cherry and Skocz (collectively referred herein to as the "Shareholders") desire to sell, and Purchaser desires to purchase, all of the issued and outstanding capital stock of the Company (the "Shares");

     NOW, THEREFORE, in consideration of and in reliance upon the respective representations, warranties, covenants and agreements contained in this Agreement, Purchaser and the Shareholders hereby agree as follows:


                                    SECTION I

                         SALE AND PURCHASE OF THE SHARES

     1.1. The Transaction. On the terms and conditions set forth herein, Shareholders agree to sell and deliver the shares to Purchaser, and Purchaser agrees to acquire and pay for the Shares.

     l.2. Purchase Price. The total consideration to be paid by Purchaser for the Shares will be an aggregate of 12,500 shares of the common stock of Purchaser issued and delivered to the Shareholders at the closing described in Section l.3 below. The said 12,500 shares are referred to herein as the "Farr Stock." 10,000 shares of Farr Stock will be issued and delivered to Cherry, and 2,500 shares of Farr Stock will be issued and delivered to Skocz.

     1.3. Closing Date. Unless changed by mutual agreement of the parties, the closing of the purchase and sale at the Shares and issuance and delivery of the Farr Stock will be consummated on the date of signing of this Agreement on October 28, 1997.


                                   SECTION II

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

     The Shareholders hereby represent and warrant to Purchaser as follows:

     2.1. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of North Carolina and has full corporate power and authority to own and operate its assets and properties and to carry on its business as presently being conducted.

     2.2. Power and Authorization. The Shareholders have all requisite legal power and authority to execute and deliver this Agreement and to take all of the actions contemplated by this Agreement to enable them to sell and transfer the Shares hereunder. This Agreement constitutes a valid and binding obligation of the Shareholders and is enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or limiting the rights of creditors general1y.

     2.3. Title to Shares. Upon payment for the Shares pursuant to this Agreement, Purchaser will acquire the Shares .free and clear of all claims, liens, charges, encumbrances and rights of-third parties.

     2.4. Consents and Approvals. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the sale and delivery of the Shares to Purchaser, will not conflict with or result in a breach of the provisions of (a) any agreement or other instrument to which either the Shareholders or the Company is a party or by which the Shareholders or the Company is bound; (b) the Articles of Incorporation or Bylaws of the Company; (c) any judgment, decree, order or award of-any court, governmental body or arbitrator applicable to the Company or the Shareholders, or (d) any law, rule or regulation applicable to the Company or the Shareholders. No consent, approval, authorization or filing with, any governmental or regulatory authority or any other person (either governmental or private) is required in connection with the execution and delivery of this Agreement by the Shareholders and the consummation of the transactions contemplated hereby, including the sale of the Shares to Purchaser.

     2.5. Capitalization. The authorized capitalization of the Company consists solely of 100 shares of capital stock, (the "Company Stock"). The Company presently has issued and outstanding all 100 shares of Company Common Stock, 80 shares of which are owned by Cherry and 20 shares of which are owned by Skocz. All of the Shares are duly and validly authorized and issued, fully paid and non-assessable. There are no options, warrants or rights to purchase or subscribe for any equity securities of the Company, nor are there outstanding any indebtedness or securities directly or indirectly convertible into any equity securities of the Company.

     2.6. Agreements. Schedule A sets forth a list of all of the agreements, leases, notes, and commitments of the Company as of the date of this Agreement ("Agreements"), true and correct copies of all of which have been furnished to or made available for inspection by Purchaser. All of the Agreements are enforceable and in full force and effect, and, to the best knowledge of the Shareholders, there are no liabilities of any party to any Agreement arising from any breach or default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a material breach or default by any party hereto.

     2.7. Compliance with Laws. To the best knowledge of the Shareholders, the business of the Company is being conducted in compliance with all current federal, state and local laws, rules, regulations and ordinances and all judgments and orders of any court applicable to it.

     2.8. Litigation. There is no legal, administrative, arbitration or other proceeding, or any governmental investigation, pending or, to the best knowledge of the Shareholders, threatened against the Company or any of its assets.

     2.9. Taxes. The Company has duly filed or caused to be filed all tax returns Federal, state, local and foreign) required to be filed, and paid all amounts of taxes shown or required to be shown thereon to be due, including interest and penalties, if any. The Shareholders do not possess knowledge of any actual or proposed additional tax assessments which, singly or in the aggregate, could have a material adverse effect on the business, property, financial condition or operations of the Company.

     2.10. Charter Documents. True and correct copies of (i) the Articles of Incorporation, and all amendments thereto, of the Company and (ii) the Bylaws, and all amendments thereto, of the Company have been furnished to or made available for inspection by Purchaser.

     2.11 Absence of Undisclosed Liabilities. There are no liabilities or obligations of the Company, whether absolute, accrued, contingent or otherwise and whether due or to become due which have not been disclosed to Purchaser during the course of its due diligence examination of the Company. All of the liabilities, loans and obligations of the Company for which Purchaser will become responsible by virtue of its purchase of the Shares are set forth on Schedule B to this Agreement.

     2.12. No Brokerage Fees. No broker or finder has acted for the Shareholders or the Company in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission from the Company with respect to this Agreement or any such transactions.

     2.13. Nature of Investment. The Shareholders are capable of evaluating the merits and risks of their investment in

Purchaser and have the capacity to protect their own interests. The Shareholders are acquiring the Farr Stock for investment for their own respective accounts, not as nominees or agents, and not with the view to, or for resale in connection with, any distribution thereof. They understand that the Farr Stock has not been registered under the Securities Act of 1933 in reliance upon a specific exemption from the registration provisions thereunder, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholders' representations as expressed herein. The Shareholders understand and agree that the stock certificates they receive evidencing the Farr Stock will bear a legend prohibiting their sale or transfer for a period of five years without the express written consent of Purchaser.


                                   SECTION III

                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

     Purchaser hereby represents and warrants to the Shareholders as follows:

     3.1. Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full corporate power and authority to own its assets and properties and to carry on its business as presently being conducted.

     3.2. Power, Authorization and Validity of Agreement. Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder including issuance and delivery of the Farr Stock to the Shareholders, have been duly authorized by all requisite corporate action of Purchaser. This Agreement
(a) constitutes a valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or limiting the rights of creditors generally and (b) does not conflict with or result in a breach of any agreement, instrument or understanding to which Purchaser is a party or by which it is bound.

     3.3. The Farr Stock. Upon delivery to the Shareholders in accordance with the provisions of this Agreement, the Farr Stock will be duly authorized and validly issued, fully paid and nonassessable and will not have been issued by Purchaser in violation of or subject to any preemptive rights of any person.

     3.4. No Brokerage Fees. No .broker or finder has acted for Purchaser in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission from Purchaser in respect of this Agreement or any such transactions.

     3.5. Nature of Investment. Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Shares have not been registered under the Securities Act of 1933 in reliance upon a specific exemption from the registration provisions thereunder, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representation as expressed herein.


                                   SECTION IV

                               CONDUCT OF BUSINESS

     4.1. Reasonable Access. The Shareholders and the Company shall afford Purchaser and its counsel, accountants, and other authorized representatives, during reasonable business hours, full access to the business, properties, books and records of the Company in order that Purchaser may have -full opportunity to make such investigations as it shall reasonably desire to make of the Company, and the Shareholders and the Company shall furnish such financial and operating data and other information as Purchaser shall reasonably request for such purposes.

     4.2. Confidentiality. Purchaser shall maintain the confidentiality of (and not use or disclose to third parsons for any purpose) and return to the Company at the Company's request, all confidential, proprietary or trade secret information of the Company which is obtained by Purchaser at any time. The Company shall use reasonable efforts to designate information as confidential, proprietary or trade secret. Notwithstanding the foregoing, (i) Purchaser may disclose such information (a) at the request of any applicable regulatory authority or in connection with an examination of the Company by such authority,
(b) pursuant to subpoena or other court process, (c) when required to do so in accordance with the provisions of any applicable law, (d) at the express direction of any other agency or regulatory authority having jurisdiction over the Company or Purchaser, provided that in each of the other cases identified in
(a) through (d) Purchaser has promptly notified the Company in writing prior to such disclosure and cooperated with the Company, at the Company's expense, in any proceeding to maintain such information under seal or to otherwise prevent the public disclosure thereof; and (ii) the obligations of this paragraph shall not apply to information that has entered the public domain through no fault of the Purchaser or which Purchaser has rightfully acquired from third persons not known by Purchaser to be under an obligation of confidence to the Company.

     4.3. Public Announcements. Purchaser and the Shareholders agree to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation and reaching agreement of the parties as to the content and timing of any public announcements. Notwithstanding the foregoing, Purchaser and the Shareholders and the Company shall not be prohibited from issuing any press release or making any public statement as may be required under applicable law, but in-any such event, Purchaser and the Shareholders or the Company, as the case may be, shall notify the other party and provide to the other party a copy thereof prior to taking such action.


                                    SECTION V

               POST-CLOSING COMMITMENTS OF INTENTION OF PURCHASER

     Following the Closing, Purchaser agrees to use its best efforts to accomplish the following:

     5.1. Growth Capital. Purchaser will provide capital for growth of the Company's business (as it is operated as a division or subsidiary of Purchaser) to the extent that the Shareholders are able to reasonably forecast and to produce a level of profit compatible with Purchaser's other businesses.

     5.2. Executive Positions. Cherry will be the president of the MCF division of Purchaser and report to the President of Purchaser. Skocz will be the division Vice President of Sales of the MCF division of Purchaser and report to the MCF division president.

     5.3 Nondisturbance. Purchaser will not cause the transfer of the Company's operations so as to create the need for the then current employees to move their places of residence. Purchaser will not, either regularly or normally, have other personnel from its engineering, sales, marketing or manufacturing departments involved in the Company's business operations with respect to product designs, methods of manufacture or product specification, leaving those matters generally to the Company's management. Purchaser will generally retain the Company's employees in their respective positions.

     5.4. Accounting Procedures. Purchaser will establish financial, accounting and operating procedures, systems and policies to be employed by the Company's division.

     5.5. Benefits. Purchaser will extend its health and life insurance benefits program to all qualified Company employees, and Purchaser will extend its investment and retirement programs to all qualified employees of the Company.

                                   SECTION VI

                  POST-CLOSING COMMITMENTS OF INTENTION OF THE
                                  SHAREHOLDERS

     Following the Closing, Shareholders agree to use their best efforts to accomplish the following:

     6.1. Continuation of Employment. The Shareholders will remain indefinitely in their respective positions at the MCF division of Purchaser land work diligently to expand the business of the MCF division at Purchaser to a satisfactory profit level.

     6.2. Cooperation. The Shareholders will cooperate with Purchaser's management toward the goal of smoothly integrating the MCF division into the procedures, practices and policies of the Purchaser's overall business so as to create an efficient and harmonious business environment for all operations.


                                   SECTION IX

                                  MISCELLANEOUS

     7.1. Governing Law. This Agreement shall be governed in all respects by the internal lawn at the State of North Carolina.

     7.2. Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing Date.

     7.3. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     7.4. Entire Agreement Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof, and it expressly supersedes any and all prior understandings and agreements between- the parties. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof maybe amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     7.5. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, recognized express courier, or by messenger with a receipt of delivery, addressed (a) if to the Purchaser, to 2221 Park Place, El Segundo, California 90245, or (b) if to Shareholders, to attention: Lloyd C. Smith, Esq.,

Pritchett, Cooke & Burch, P.O. Box Drawer 100, Windsor, North Carolina 27983.

     7.6. Expenses. Purchaser and the Shareholders shall each bear the respective expenses incurred on its respective behalf with respect to this Agreement and the transactions contemplated hereby and any amendments or waivers hereto.

     7.7. Attorneys' Fees. In the event of any arbitration or litigation arising in connection with this Agreement and the transactions contemplated hereby, the prevailing party in judgment shall be-entitled to recover reasonable legal fees and costs in connection with such action.

     7.8. Counterparts. This Agreement: may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     7.9. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but in the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illega1, unenforceable or void, this Agreement shall continue in full force and effect without said provisions; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     7.10. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     7.11 Indemnification Agreement. As a condition for, and as an inducement to, Purchaser to enter into this Stock Purchase Agreement and consummate the transactions contemplated hereby, Cherry is executing and delivering to Purchaser at the closing the Indemnification Agreement in the form attached hereto as Schedule C.

     IN WITNESS WHEREOF, the foregoing agreement is hereby executed as of the date first above written.

         "PURCASER"

        FARR COMPANY

         By:  /s/ John C. Johnston          By:  /s/ Kenneth W. Gerstner
         Title:    President                Title:    SRVP & CFO


         "SHAREHOLDERS"

         By:  /s/ Hugh James Cherry         By:  /s/ Michael Skocz
         Title:     President               Title:  Vice President

                                   SCHEDULE A
                                  (SECTION 2.6
                         METALCRAFT AIR FILTRATION, INC.
                   AGREEMENTS, LEASES, NOTES, AND COMMITMENTS)


          1. Lease of 1997 Mercury Village Automobile between Metalcraft Air Filtration, Inc., and East Carolina Auto and Truck Center dated January 11, 1997 requiring monthly payments for twenty (24) months of $465.32.

          2. All notes owing are shown on Schedule B.

                                   SCHEDULE B
                                  (SECTION 2.11
                         METALCRAFT AIR FILTRATION, INC.
                    LIABILITIES, LOANS, AND OBLIGATIONS AS OF
                    THE DATE OF THE STOCK PURCHASE AGREEMENT)

DATE OF NOTE          AMOUNT OWED         CREDITOR               DATE DUE
------------          -----------         --------               --------
Feb. 3, 1997          $ 20,000.00    Fred A. Bissette           Feb. 3, 1999
Aug. 14, 1997         $ 25,000.00    William M. Dawson, Jr.    Oct. 14, 1997
                                     and Juanita C. Dawson
April 3, 1997         $ 50,000.00    William H. Dawson, Jr.    April 3, 2000
                                     and Fred A. Bissette
Aug. 12, 1996         $ 10,000.00    Juanita C. Dawson         Sept. 1, 1998
June 25, 1996         $ 25,000.00    Juanita C. Dawson          July 1, 1998
Feb. 26, 1996         $ 50,000.00    Juanita C. Dawson         March 1, 1997
June 4, 1996          $  5,000.00    William H. Dawson          June 4, 1998
June 12, 1996         $ 25,000.00    William H. Dawson         June 12, 1998
June 11, 1996         $ 10,000.00    William H. Dawson         June 11, 1998
June 19, 1996         $  2,000.00    William H. Dawson         June 19, 1998
July 19, 1996         $  2,000.00    William H. Dawson         July 19, 1998
July 25, 1996         $  3,000.00    William H. Dawson         July 25, 1998
Aug. 6, 1996          $  7,000.00    William H. Dawson          Aug. 6, 1998
Oct. 6, 1996          $  5,000.00    William H. Dawson          Oct. 6, 1998
Nov. 15, 1996         $  4,000.00    William H. Dawson         Nov. 15, 1998
March 17, 1997        $  7,000.00    William H. Dawson        March 17, 1999
April 17, 1997        $  1,000.00    William H. Dawson        April 17, 1999
May 15, 1997          $ 10,000.00    William H. Dawson          May 15, 1999
July 3, 1997          $  1,000.00    William H. Dawson          July 3, 1999
Nov. 21, 1996         $ 25,000.00    William H. Dawson          Dec. 5, 1999
Sept. 25, 1997        $  6,000.00    William H. Dawson         Oct. 25, 1997
Sept. 11, 1997        $  1,500.00    William H. Dawson         Nov. 11, 1997
                      -----------
Subtotal              $294,500.00
                      ===========

Personal Credit Card on personal loans ( *no notes)

  *Sept. 13, 1996          $  3,000.00          Juanita C. Dawson
  *Sept. 13, 1996             1,200.00          Juanita C. Dawson
  *Oct. 3, 1996               2,000.00          Juanita C. Dawson
  *Dec. 12, 1996                550.00          Juanita C. Dawson
  *July 3, 1997               2,000.00          Juanita C. Dawson
  *July 1, 1997              20,000.00          Juanita C. Dawson
   BankLine                  14,250.00          Juanita C. Dawson owing to
                             ---------            Wachovia Bank & Trust Co.
   Subtotal                $ 43,000.00

Accounts Payable as shown
on attached two pages       250,000.00
                            ----------
GRAND TOTAL                $587,500.00
                           ===========

                               ACCOUNTS PAYABLE OF
                         METALCRAFT AIR FILTRATION, INC.

       AC PARTS                       $     83.41
       ALL THINGS DIG.                $     53.79
       AMETCO                         $    249.44
       AIR CHAIN                      $    167.43
       AIM SUPPLY                     $  4,069.77
       ACTION                         $    281.96
       ALL SECURE                     $    111.56
       APPLIED IND.                   $    112.44
       AMERICA SHIPP                  $    197.67
       AAA COOPER                     $    253.83
       BISCO                          $  2,122.45
       AAL INT.                       $    506.96
       BOATWRIGHT                     $    669.62
       BAX                            $  4,079.51
       CAROLINA FILTER                $     18.64
       CF FREIGHT                     $ 11,717.97
       COLE PARMER                    $    182.67
       ANCIENTS FANS                  $ 13,966.00
       CROSS                          $    162.35
       DP SYS                         $    700.00
       DUNN & BRAD                    $    136.74
       DYNATORQUE                     $  1,758.40
       ESSEX                          $    220.40
       EAST GROUP                     $  1,087.50
       EMORY                          $    395.67
       DEBBLE                         $    950.00
       FRISCKORN                      $  1,614.31
       FASTNEL                        $  7,420.50
       FARR                           $ 24,327.75
       FED-EX                         $    776.63
       GLOBAL ENG.                    $    179.11
       GRONDYKE                       $  4,034.51
       HAMILTON                       $    601.00
       HOBART                         $    192.88
       HAMMONS                        $     57.60
       KABOR                          $  1,013.16
       ICE                            $  1,450.86
       LOWE'S                         $  5,704.52
       LEGGETT'S                      $  3,132.50
       MCMASTER                       $  2,110.58
       MORRIS                         $  4,575.42
       NATIONAL WELD.                 $  5,266.94
       NORTHWEST                      $  2,875.18
       NATIONAL AIR                   $  8,237.84
       NEW SOUTH VISA                 $  3,772.52
       OFFICE DEPOT                   $  1,010.78
       OVERNITE                       $  2,400.84

                               ACCOUNTS PAYABLE OF
                         METALCRAFT AIR FILTRATION, INC.

       PAMILICO                       $  5,757.00
       PAUL STERN                     $    546.15
       PIEDMONT                       $    911.01
       LAPCON                         $     40.00
       PARROTT                        $    646.50
       PHOENIX                        $ 16,374.42
       NITA                           $  2,195.23
       PACER                          $  2,500.00
       P&G                            $  5,983.60
       PACOR                          $    363.10
       QULITY                         $    197.09
       MIDATLA                        $    270.00
       QUALITY PARTS                  $    160.73
       QUEENSBORO                     $    683.67
       R&L                            $    199.88
       RIDDLE                         $  1,616.14
       ROADWAY                        $  5,551.13
       RL KUNZ                        $  6,835.20
       RALIGH                         $  1,458.28
       RUBATEX                        $    981.46
       SAM'S                          $    380.00
       SERVICE AIR                    $  1,083.25
       STA                            $    773.28
       SUMMER                         $     96.95
       TAB ELEC                       $  6,408.12
       TOUCH TRANS                    $    243.24
       THARR.                         $  3,383.70
       THYPIN STEEL                   $ 15,462.60
       UPS                            $  4,322.34
       VENCENT ME                     $  7,123.18
       US IND. CUT                    $    219.00
       ULINE                          $     50.49
       WENZLE META                    $  1,937.96
       WACH. VISA                     $  9,965.97
       BANK LINE NITA                 $  7,450.96
       SMITH ASS.                     $     80.00
       SPECIALTY                      $    669.62
       IND. RUBBER                    $    129.75
       MID. TOOL                      $    270.00
       WAS. SPECIALTY                 $  1,724.67
       ECEMC                          $    475.21
       SPRINT                         $    610.72
       CHAMBER                        $    200.00
       NS BANK NOTE INT.              $  4,180.39
       PAGE EAST                      $     90.00
       PAY. TAXES                     $  4,386.71
                                      -----------
                                      $250,000.00
                                      ===========